UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 12/13/2018
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)		02140 (Zip Code)
(Registrant’s telephone number, including area code): (617) 876-8191
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 13, 2018, the Company received notice from The Nasdaq Stock Market LLC ("Nasdaq") that the Company has been granted an additional 180 calendar days, or until June 11, 2019, to regain compliance with the minimum $1.00 bid price per share requirement of the Nasdaq listing rules.

As previously disclosed, on June 15, 2018, the Company received a written notification from Nasdaq's Listing Qualifications Department that it had failed to comply with Nasdaq Listing Rule 5450(a)(1) because the bid price for the Company's common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until December 12, 2018, to regain compliance with Rule 5450(a)(1).

The Company determined that it would not be in compliance with Rule 5450(a)(1) by December 12, 2018, and on November 19, 2018, submitted an application to transfer the Company's common stock from listing on the Nasdaq Global Market to the Nasdaq Capital Market. Doing so allowed the Company to become eligible for an additional 180 day compliance period provided for companies listed on the Nasdaq Capital Market, provided that the Company met the continued listing requirements for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provided written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

In accordance with the original notification, the Company indicated in its transfer application that it met all of the other continuing listing requirements for the Nasdaq Capital Market, with the exception of the bid price requirement, and provided written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

Accordingly, at the opening of business on December 17, 2018, the listing of the shares of the Company's common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market. The Company's common stock will continue to trade under the symbol "GNCA."

If at any time before June 10, 2019 the bid price of the Company's common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notice that the Company has achieved compliance with the Nasdaq listing rules. If the Company does not regain compliance by June 10, 2019, the Company expects that Nasdaq will provide written notice that the Company's common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to a Nasdaq hearing panel.

The Company will continue to monitor the bid price for its common stock and consider various other options available to it if its common stock does not trade at a level that is likely to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ DEREK M. MESNIER
Derek M. Mesnier
Senior Vice President and General Counsel

Date: December 13, 2018

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